CERTIFICATE OF INCORPORATION
                                       OF
                              IMC SECURITIES, INC.

                  1. The name of the corporation is IMC Securities, Inc. (the "Corporation").

                  2. The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                  3. The limited purposes of the Corporation are to:

                  (a) acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) loans secured by first or junior lien mortgages, deeds of trust or similar liens on residential, commercial or mixed commercial and residential properties or shares issued by private non- profit housing corporations or
                           (ii) any participation interest in or security based on or backed by any of the foregoing (the loans described in clause (a)(i) and the participation interests described in clause (a)(ii), collectively, "Mortgage Loans");

                  (b) authorize and issue one or more series (each, a "Series") of pass-through securities ("Certificates") pursuant to pooling and servicing agreements or trust agreements (each, an "Agreement"), each of which Series (i) represents ownership interests in Mortgage Loans, related property and/or collections in respect thereof, and (ii) may be structured to contain one or more classes of Certificates, each class having the characteristics specified in the related Agreement, and to acquire, own, hold, sell, transfer, assign,

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                           pledge, finance or refinance one or more Certificates
                           or classes of Certificates of any Series; and

                  (c) engage in any acts and activities and exercise any powers permitted to corporations under the laws of the State of Delaware which are incidental to, or connected with, the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing.

                  4. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

                  5. The name and mailing address of the sole incorporator of the Corporation is as follows:

                                 NAME                     MAILING ADDRESS
                                 ----                     ---------------
                           Todd D. Snyder                c/o Arter & Hadden
                                                         1801 K Street, N.W.
                                                         Washington, DC  20006

                  6.       The Corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized:

                  (a)      to  make,   alter  or  repeal  the   by-laws  of  the
                           corporation;

                  (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

                  (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

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                  (d)      by a majority of the whole board, to designate one or
                           more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent
                           or   disqualified   member  at  any  meeting  of  the
                           committee.  The  by-laws  may  provide  that  in  the
                           absence  or   disqualification   of  a  member  of  a
                           committee, the member or members thereof present at any meeting and not disqualified from voting, whether
                           or  not  he  or  they   constitute   a  quorum,   may
                           unanimously appoint another member of the board of directors to act at the meeting in the place of any
                           such  absent  or   disqualified   member.   Any  such
                           committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the
                           management   of  the  business  and  affairs  of  the
                           Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and
                           assets,    recommending   to   the   stockholders   a
                           dissolution  of the  Corporation or a revocation of a
                           dissolution,   or   amending   the   by-laws  of  the
                           Corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock; and

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                  (e)      when  and  as  authorized  by  the   stockholders  in
                           accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

                  8. Notwithstanding any other provision of law which otherwise so empowers the Corporation, the Corporation shall not perform any act in contravention of any of the following (unless the Corporation shall have received an opinion of counsel that such acts are consistent with the objectives stated in Article 3 hereof):

                  (a) engage in any joint activity or transaction of any kind with or for the benefit of any Related Company (as defined herein), including loans to or from any Related Company, any guarantee of the indebtedness of any Related Company, or holding out its assets as being available for any Related Company, or any pledge of assets for the benefit of any Related Company, except for (i) purchasing management services and leasing office space or equipment, in each case only to the extent necessary for the conduct of the Corporation's business, (ii) purchasing subordinate interests in a Series or in any Mortgage Loans, or purchasing interests in any Mortgage Loans, created or serviced by one or more Related Companies for fair and reasonable consideration, (iii) payment of lawful dividends and capital distributions to its shareholder or shareholders and

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                           (iv)  arranging for letters of credits to be provided
                           by banks with which such Related Company maintains banking relationships. A "Related Company" means the shareholder or shareholders of this Corporation or
                           any  entity  other  than  this   Corporation  now  or
                           hereafter controlled directly or indirectly by, or under direct or indirect common control with, the shareholders of this Corporation;

                  (b) create, incur, assume or in any manner become liable in respect of any indebtedness other than (i) accounts payable and expense accruals incurred in the ordinary course of business and which are incident to the business purpose of the Corporation as stated in
                           Article 3 above, but excluding any liability in respect of the unpaid purchase price of any subordinate interest, (ii) indebtedness without recourse to the Corporation other than to the extent of any security interest in one or more residual or subordinate interests and (iii) indebtedness relating to the letters of credits described in (a)(iv) above;

                  (c)      commingle  its funds  with the  funds of any  Related
                           Company.

         9.   Notwithstanding   any  other  provision  of  this  Certificate  of
Incorporation or of the by-laws of the Corporation, the unanimous consent of the Board of Directors shall be required to:

                  (a) amend, alter, change or repeal any provision of the Certificate of Incorporation of the Corporation;

                  (b)      dissolve, liquidate,  consolidate,  merge or sell all
                           or   substantially   all   of  the   assets   of  the
                           Corporation;

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                  (c)      engage  in  any  business   activity  other  than  in
                           furtherance of the purposes of the Corporation set forth in Section 3 hereof; or

                  (d) institute proceedings to have itself adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or seek or consent to the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or seek liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or make any general assignment for the benefit of creditors, or take any corporate action in furtherance of any of the actions set forth above in this paragraph.

                  10. Notwithstanding any other provision of this Certificate of Incorporation or of the by-laws of the Corporation, the Corporation shall:

                  (a) maintain books, records and financial statements separate from any other person or entity;

                  (b)      conduct its own business in its own name;

                  (c)      pay its own liabilities out of its own funds;

                  (d) maintain an arms length relationship with any Related Company;

                  (e) cause the salaries of its employees to be paid solely from the Corporation's own funds;

                  (f) allocate fairly and reasonably any overhead or other expenses shared with Related Company; and

                  (g)      hold itself out as a separate entity.

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                  11. Notwithstanding any other provision of this Certificate of
Incorporation or of the by-laws of the Corporation, so long as any Certificates are outstanding which are rated by a nationally recognized rating agency ("Rated Certificates"), the Corporation shall not:

                  (a) institute proceedings to have itself adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or seek or consent to the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or seek liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or make any general assignment for the benefit of creditors, or take any corporate action in furtherance of any of the actions set forth above in this paragraph; or

                  (b) amend, alter, change or repeal any provision of the Certificate of Incorporation of the Corporation.

                  12. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

                  13. The Corporation reserves the right to alter, amend, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter

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prescribed  by statute,  subject to the  requirements  of Sections 9(a) or 11(b)
hereof, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  14. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                  15. At all times at least one director of the Corporation shall not be an employee or director of the Corporation or an employer or director of any Related Company.

                  THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 9th day of November, 1994.



                                        /s/ Todd D. Snyder
                                        ----------------------------
                                        Todd D. Snyder, Incorporator


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